[LETTERHEAD OF COVINGTON & BURLING]

                                                   Exhibit 5.1

                          May 7, 1998



Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C.  20068

Ladies and Gentlemen:

     Reference is made to a Registration Statement on Form S-3 (File No. 333-51241) filed by Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), and Potomac Electric Power Company Trust I, a Delaware business trust (the "Trust"), with the Securities and Exchange Commission (the "Commission") on April 28, 1998 (as amended by an Amendment No. 1 thereto ("Amendment No. 1") to be filed on the date hereof, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The terms of the Preferred Securities will be set forth in an Amended and Restated Declaration of Trust to be entered into among the Company and the trustees thereof (the "Declaration"), the form of which is to be filed as an exhibit to the Registration Statement in connection with Amendment No. 1. The Preferred Securities are to be sold by the Trust pursuant to a Purchase Agreement to be entered into among the Company, the Trust and the Underwriters named therein (the "Purchase Agreement"), the form of which is to be filed as an Exhibit to the Registration Statement in connection with Amendment No. 1.

     The proceeds from the sale of the Preferred Securities will be used by the Trust to purchase Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be issued in accordance with the provisions of an indenture to be entered into between the Company and The Bank of New York, as trustee (the "Indenture"), as supplemented by a First Supplemental Indenture thereto, the forms of which are to be filed as exhibits to the Registration Statement in connection with Amendment No. 1. The Preferred Securities will be guaranteed by the Company in the manner and to the extent set forth in a Preferred Securities Guarantee Agreement to be entered into between the Company and The Bank of New York, as trustee (the "Preferred Securities Agreement"), the form of which is to be filed as an exhibit to the Registration Statement in connection with Amendment No. 1.

     The opinions set forth herein are being delivered by us in the capacity of counsel for the Company. We are not opining on any matters with respect to the Trust.

     In connection with rendering the opinions herein set forth, we have examined the following documents and records:

     (1)  the Registration Statement;

     (2) the form of the Declaration to be filed in connection with Amendment No. 1;

     (3) the form of Purchase Agreement to be filed in connection with Amendment No. 1;

     (4)  the forms of the Indenture and the Supplemental
          Indenture to be filed in connection with Amendment
          No. 1;

     (5) the form of Preferred Securities Agreement to be filed in connection with Amendment No. 1; and

     (6) certified extracts of the minutes of proceedings of the Board of Directors of the Company relating to the issuance of the Preferred Securities and the Junior Subordinated Debentures.

     As to matters of fact relevant to the opinions set forth herein, we have relied exclusively, without independent investigation or verification, on the documents referred to above. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We also have assumed that each of the Declaration, the Purchase Agreement, the Indenture, the Supplemental Indenture and the Preferred Securities Agreement will be executed substantially in the form filed as an exhibit to the Registration Statement.

     Based on the foregoing, and subject to the qualifications stated herein, it is our opinion that:

     1. When the Indenture and the Supplemental Indenture are approved by the Executive Committee of the Board of Directors of the Company (the "Executive Committee"), the Junior Subordinated Debentures will be duly and validly authorized by the Company and, when the Junior Subordinated Debentures are thereafter executed, authenticated, issued and delivered in the manner contemplated by the Indenture, the Supplemental Indenture and the Purchase Agreement, they will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and
(ii) the application of general principles of equity.

     2. When the Preferred Securities Agreement is approved by the Executive Committee, it will be duly and validly authorized by the Company, and, when Preferred Securities Agreement thereafter is executed and delivered by the Company, it will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors rights and remedies generally and
(ii) the application of general principles of equity.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to any third party, filed with any other governmental agency, or quoted, cited or otherwise referred to, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus which is part of the Registration
Statement.

                              Sincerely,


                              /s/ Covington & Burling
                              Covington & Burling